UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 27, 2004

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2004, Electro Scientific Industries, Inc. (the “Company”) entered into a Notice of Grant of Stock Options and Option Agreement (the “Agreement”) with Robert DeBakker, its Vice President of Operations.  Under the Agreement, Mr. DeBakker was issued an option to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $17.32 per share.  The option becomes exercisable with respect to 25% of the underlying shares annually over four years.  The Agreement is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

10.1         Notice of Grant of Stock Options and Option Agreement to Robert DeBakker and related Option Terms and Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2004.

Electro Scientific Industries, Inc.

By	/s/ J. Michael Dodson
J. Michael Dodson
Senior Vice President of Administration,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description

10.1	Notice of Grant of Stock Options and Option Agreement to Robert DeBakker and related Option Terms and Conditions